Exhibit 99.1

GlyEco Reports Third Quarter 2017 Results

Total Revenues Increased 136% for the Quarter

Organic Revenues Increased 5% for the Quarter

Loss from Operations for the Quarter was Negatively Impacted by a Regulatory Remediation Charge and Investments to Support Future Growth

ROCK HILL, SC / ACCESSWIRE / November 14, 2017 / GlyEco, Inc. (“GlyEco” or the “Company”) (GLYE), a specialty chemical company, announced today the following financial results for the quarter ended September 30, 2017:

	Quarter ended September 30,
	2017	2016

Sales, net	$3,284,670	$1,388,980
Gross profit	$408,093	$106,473
Total operating expenses	$2,163,354	$799,826
Loss from operations	$(1,755,261)	$(693,353)
Net loss	$(2,056,546)	$(699,091)
Adjusted EBITDA	$(586,424)	$(336,112)

Commenting on the third quarter 2017 results, Ian Rhodes, President and Chief Executive Officer said, “Continuing the trend noted in the first half of 2017, total and organic revenue increased in the third quarter of 2017 compared to 2016. Our gross margin ratio increased to 12% from 8% and our operating expense ratio, excluding the $780,000 expense related to a one-time, estimated equipment remediation efforts to comply with newly promulgated West Virginia regulations, decreased to 42% from 58%. The $780,000 remediation accrual is management’s current best estimate and the actual expense and related cash outflow in future periods could be materially different. A positive outcome of this remediation effort is that after its completion, we expect to have feedstock that could have a value of up to $300,000, which is dependent on pricing at the time, and which would be a reduction to the expense recorded in the current period. The senior management team is diligently pursuing a number of options and strategies to mitigate the potential exposure of this non-cash charge and as we progress in any one direction, we will advise shareholders promptly of any such developments.”

Continued Mr. Rhodes: “More important, we have made significant investments during the quarter to support the future growth of our Company, including adding personnel in both customer facing and support functions and consulting and other costs associated with systems and other infrastructure projects, all of which had a negative impact on our third quarter results.”

Mr. Rhodes added, “From a capital and liquidity standpoint, during the third quarter, we significantly reduced our debt as we closed our rights offering that raised aggregate gross proceeds of approximately $2.29 million, including $670,000 in cash and $1.62 million in redemption of previously issued notes. We also repaid the remaining 8% promissory notes issued in December 2016 through a combination of shares of our common stock at a per share price of $0.08 and cash. As a result of these transactions, the previously issued $1.7 million 8% notes have been repaid in full.”

Effective January 1, 2017, the Company has two segments, Consumer and Industrial. Presented below are the third quarter 2017 financial results for each segment as well as reconciling items to the consolidated results.

	Consumer	Industrial	Inter Segment Eliminations	Corporate		Total
Sales, net	$1,455,849	$2,076,852	$(248,031)	$		$3,284,670
Cost of goods sold	1,307,099	1,817,509	(248,031)			2,876,577
Gross profit	148,750	259,343	—			408,093

Total operating expenses	713,885	1,144,255	—		305,214	2,163,354

Loss from operations	(565,135)	(884,912)	—		(305,214)	(1,755,261)

Total other expenses	(152,171)	(49,998)	—		(98,463)	(300,632)

Loss before provision for income taxes	$(717,306)	$(934,910)	$—		$(403,677)	$(2,055,893)

Third Quarter of 2017 Highlights

●	Total Revenues increased by $1,895,690 or 136%, from $1,388,980 for the three months ended September 30, 2016 to $3,284,670 for the three months ended September 30, 2017.

●	Consumer Revenues increased by $66,869 or 5%, from $1,388,980 for the three months ended September 30, 2016 to $1,455,849 for the three months ended September 30, 2017.

●	Gross Profit increased from $106,473 for the three months ended September 30, 2016 to $408,093 for the three months ended September 30, 2017. All operating segments were Gross Profit positive for the quarter.

●	Adjusted EBITDA decreased by $250,312, from $(336,112) for the three months ended September 30, 2016 to $(586,424) for the three months ended September 30, 2017.

●	Repaid in full the previously issued $1.7 million 8% notes through a combination of stock and cash.

Third Quarter of 2017 Financial Review

The Company’s sales for the quarter ended September 30, 2017, were $3.3 million compared to $1.4 million for the quarter ended September 30, 2016, representing an increase of $1.9 million, or approximately 136%. The increase in Net Sales was almost entirely related to the businesses and assets acquired in December 2016.

The Company reported a gross profit of $408,000 for the quarter ended September 30, 2017, compared to a gross profit of $106,000 for the quarter ended September 30, 2016, representing an increase in our gross margin of 12% compared to 8% in the three-month period ended September 30, 2016.

The Company reported operating expenses of $2.2 million for the quarter ended September 30, 2017, compared to $800,000 for the quarter ended September 30, 2016, representing an operating expense ratio of 65% compared to 58%. The operating expenses were negatively impacted by a $780,000 expense related to estimated equipment remediation efforts to comply with West Virginia regulations that became effective June 30, 2017, investments during the quarter to support the future growth of our Company, including adding personnel in both customer facing and support functions and consulting, costs associated with systems and other infrastructure projects and amortization of intangibles related to the businesses and assets acquired in December 2016.

The Company reported an operating loss of $1.8 million for the quarter ended September 30, 2017, compared to a $700,000 operating loss for the quarter ended September 30, 2016.

The Company reported a net loss of $2.1 million for the quarter ended September 30, 2017, compared to a net loss of $700,000 for the quarter ended September 30, 2016.

The Company reported adjusted EBITDA of $(0.6) million for the quarter ended September 30, 2017, compared to $(336,000) for the quarter ended September 30, 2016.

Business Update

As previously reported, the Company’s facilities sustained minimal damage from the recent hurricanes and are up and running. We continue to keep those impacted by the recent hurricanes in our thoughts and prayers.

Our West Virginia facility was on-line for the entire second and third quarters and was a significant driver of our sales growth during the third quarter.

We have completed the buildout of our sales team and are now focused on providing them with the tools to identify opportunities and grow sales, including training and product literature.

In response to the growing transportation needs of our company and the continued tightening of the third party long-haul trucking market, we successfully launched GlyEco Logistics and entered the long-haul trucking market in the 3rd quarter of 2017. We believe this will improve our customer service and more effectively manage our transportation costs.

We continue to focus on scaling our business in such areas as operations and customer care to effectively support the expected sales growth in the coming quarters.

About GlyEco, Inc.

GlyEco is a specialty chemical company, leveraging technology and innovation to focus on vertically integrated, eco-friendly manufacturing, customer service and distribution solutions. Our eight facilities, including the recently acquired 14-20 million gallons per year, ASTM E1177 EG-1, glycol re-distillation plant in West Virginia, deliver superior quality glycol products that meet or exceed ASTM quality standards, including a wide spectrum of ready to use antifreezes and additive packages for antifreeze/coolant, gas patch coolants and heat transfer fluid industries, throughout North America. Our team’s extensive experience in the chemical field, including direct experience with reclamation of all types of glycols, gives us the ability to process a wide range of feedstock streams, formulate and produce unique products and has earned us an outstanding reputation in our markets.

For further information, please visit: http://www.glyeco.com

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as required by federal securities laws.

Contact:

GlyEco, Inc.

Ian Rhodes

President and Chief Executive Officer

irhodes@glyeco.com

866-960-1539

SOURCE: GlyEco, Inc.

GLYECO, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
September 30, 2017 and December 31, 2016

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS

Current Assets
Cash	$181,671	$1,413,999
Cash - restricted	22,435	76,552
Accounts receivable, net	1,561,422	1,096,713
Prepaid expenses	288,133	340,899
Inventories	905,297	644,522
Total current assets	2,958,958	3,572,685

Property, plant and equipment, net	4,072,413	3,657,839

Other Assets
Deposits	436,450	387,035
Goodwill	3,822,583	3,693,083
Other intangible assets, net	2,398,541	2,794,204
Total other assets	6,657,574	6,874,322

Total assets	$13,688,945	$14,104,846

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,464,156	$961,010
Due to related parties	—	6,191
Contingent acquisition consideration	1,767,458	1,821,575
Notes payable – current portion, net of debt discount	108,575	2,541,178
Capital lease obligations – current portion	365,811	6,838
Total current liabilities	4,706,000	5,336,792

Non-Current Liabilities
Notes payable – non-current portion	2,978,782	2,963,640
Capital lease obligations – non-current portion	1,185,179	3,371
Total non-current liabilities	4,163,961	2,967,011

Total liabilities	8,869,961	8,303,803

Commitments and Contingencies

Stockholders’ Equity
Preferred stock; 40,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, 300,000,000 shares authorized; $0.0001 par value; 164,415,465 and 126,156,189 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	16,442	12,616
Additional paid-in capital	45,685,287	42,603,490
Accumulated deficit	(40,882,745)	(36,815,063)
Total stockholders’ equity	4,818,984	5,801,043

Total liabilities and stockholders’ equity	$13,688,945	$14,104,846

GLYECO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
For the three and nine months ended September 30, 2017 and 2016

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Sales, net	$3,284,670	$1,388,980	$8,493,088	$4,145,741
Cost of goods sold	2,876,577	1,282,507	7,468,406	3,968,501
Gross profit	408,093	106,473	1,024,682	177,240

Operating expenses:
Consulting fees	149,233	13,479	368,195	114,902
Share-based compensation	129,707	258,613	361,241	856,848
Salaries and wages	539,651	277,058	1,246,252	816,069
Legal and professional	152,797	50,255	501,528	192,152
Tank remediation	780,000	—	780,000	—
General and administrative	411,966	200,421	1,112,307	736,802
Total operating expenses	2,163,354	799,826	4,369,523	2,716,773

Loss from operations	(1,755,261)	(693,353)	(3,344,841)	(2,539,533)

Other (income) and expenses:
Interest income	—	(108)	—	(326)
Loss on debt extinguishment	146,564	—	146,564	—
Interest expense	154,068	5,761	573,671	17,739
Gain on settlement of note payable	—	—	—	(15,000)
Total other expense, net	300,632	5,653	720,235	2,413

Loss before provision for income taxes	(2,055,893)	(699,006)	(4,065,076)	(2,541,946)

Provision for income taxes	653	85	2,606	6,031

Net loss	$(2,056,546)	$(699,091)	$(4,067,682)	$(2,547,977)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Weighted average number of common shares outstanding - basic and diluted	148,727,226	118,838,577	134,709,077	106,102,370

GLYECO, INC. AND SUBSIDIARIES

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (non-GAAP)

For the three and nine months ended September 30, 2017 and 2016

	Three Months Ended
	September 30,
	2017	2016
Net loss	$(2,056,546)	$(699,091)

Interest expense, net	154,068	5,653
Loss on debt extinguishment	146,564	—
Tank remediation (1)	780,000
Income tax expense	653	85
Depreciation and amortization	259,130	98,628
Share-based compensation	129,707	258,613
Adjusted EBITDA	$(586,424)	$(336,112)

(1)	This is an expected one-time expense related to estimated equipment remediation efforts to comply with new West Virginia regulations.

	Nine Months Ended
	September 30,
	2017	2016
Net loss	$(4,067,682)	$(2,547,977)

Interest expense, net	573,671	17,413
Loss on debt extinguishment	146,564	—
Tank remediation (1)	780,000	—
Gain on settlement of note payable	—	(15,000)
Income tax expense	2,606	6,031
Depreciation and amortization	756,517	254,397
Share-based compensation	361,241	856,848
Adjusted EBITDA	$(1,447,083)	$(1,428,288)

(1)	This is an expected one-time expense related to estimated equipment remediation efforts to comply with new West Virginia regulations.

Presented above is the non-GAAP financial measure representing earnings before interest, taxes, depreciation, amortization and stock compensation (which we refer to as “Adjusted EBITDA”) and the reconciliations of Adjusted EBITDA to net loss. Adjusted EBITDA should be viewed as supplemental to, and not as an alternative for, net income (loss) and cash flows from operations calculated in accordance with GAAP.

Adjusted EBITDA is used by our management as an additional measure of our Company’s performance for purposes of business decision-making, including developing budgets, managing expenditures, and evaluating potential acquisitions or divestitures. Period-to-period comparisons of Adjusted EBITDA help our management identify additional trends in our Company’s financial results that may not be shown solely by period-to-period comparisons of net income (loss) and cash flows from operations. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to many of our employees in order to evaluate our Company’s performance. Further, we believe that the presentation of Adjusted EBITDA is useful to investors in their analysis of our results and helps investors make comparisons between our company and other companies that may have different capital structures, different effective income tax rates and tax attributes, different capitalized asset values and/or different forms of employee compensation. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items, particularly those items that are recurring in nature. In order to compensate for those limitations, management also reviews the specific items that are excluded from Adjusted EBITDA, but included in net income (loss), as well as trends in those items.